                                                                     Exhibit 4-3

                 $20,000,000 REVOLVING CREDIT FACILITY AGREEMENT

                                 BY AND BETWEEN

                  NEW JERSEY RESOURCES CORPORATION, AS BORROWER

                                       AND

                     CITIZENS BANK OF MASSACHUSETTS, AS BANK

                          DATED AS OF NOVEMBER 12, 2004

         1.1      Certain Definitions.............................................................................1
         1.2      Construction...................................................................................14
                  1.2.1.     Number; Inclusion...................................................................14
                  1.2.2.     Determination.......................................................................14
                  1.2.3.     Bank's Discretion and Consent.......................................................14
                  1.2.4.     Documents Taken as a Whole..........................................................14
                  1.2.5.     Headings............................................................................15
                  1.2.6.     Implied References to this Agreement................................................15
                  1.2.7.     Persons.............................................................................15
                  1.2.8.     Modifications to Documents..........................................................15
                  1.2.9.     From, To and Through................................................................15
                  1.2.10.    Shall; Will.........................................................................15
         1.3      Accounting Principles..........................................................................15

2.       REVOLVING CREDIT LOANS..................................................................................16
                  2.1        Revolving Credit Loans..............................................................16
         2.2      Certain Fees...................................................................................16
                  2.2.1      Facility Origination Fees...........................................................16
         2.3      Revolving Credit Loan Requests.................................................................16
         2.4      Making Revolving Credit Loans..................................................................17
         2.5      Use of Proceeds................................................................................17

3.       REDUCTION OF COMMITMENTS................................................................................17
         4.1      Interest Rate Options..........................................................................18
                  4.1.1      Revolving Credit Interest Rate Options..............................................18
                  4.1.2      Rate Quotations.....................................................................18
                  4.1.3      Change in Fees or Interest Rates....................................................18
         4.2      Interest Periods...............................................................................19
                  4.2.1      Amount of Borrowing Tranche.........................................................19
                  4.2.2      Renewals............................................................................19
         4.3      Interest After Default.........................................................................19
                  4.3.1      Interest Rate.......................................................................19
                  4.3.2      Other Obligations...................................................................19
                  4.3.3      Acknowledgment......................................................................20
         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.................20
                  4.4.1      Unascertainable.....................................................................20
                  4.4.2      Illegality; Increased Costs; Deposits Not Available.................................20
                  4.4.3      Bank's Rights.......................................................................20
         4.5      Selection of Interest Rate Options.............................................................21
         5.1      Payments.......................................................................................21
         5.2      Interest Payment Dates.........................................................................21
                  5.3        Voluntary Prepayments...............................................................22
         5.4      Additional Compensation in Certain Circumstances...............................................22
                  5.4.1      Increased Costs or Reduced Return Resulting From Taxes, Reserves,
                             Capital Adequacy Requirements, Expenses, Etc........................................22

                  5.4.2      Indemnity...........................................................................23
         5.5      Interbank Market Presumption...................................................................24
         5.6      Taxes..........................................................................................24
                  5.6.1      No Deductions.......................................................................24
                  5.6.2      Stamp Taxes.........................................................................24
                  5.6.3      Indemnification for Taxes Paid by the Bank..........................................25
                  5.6.4      Certificate.........................................................................25
                  5.6.5      Survival............................................................................25
         5.8      Notes..........................................................................................25
         6.1      Representations and Warranties.................................................................25
                  6.1.1      Organization and Qualification......................................................25
                  6.1.2      Subsidiaries........................................................................26
                  6.1.3      Power and Authority.................................................................26
                  6.1.4      Validity and Binding Effect.........................................................26
                  6.1.5      No Conflict.........................................................................26
                  6.1.6      Litigation..........................................................................27
                  6.1.7      Title to Properties.................................................................27
                  6.1.8      Financial Statements................................................................27
                  6.1.9      Use of Proceeds; Margin Stock; Section 20 Subsidiaries..............................28
                  6.1.10.    Full Disclosure.....................................................................28
                  6.1.11      Taxes..............................................................................28
                  6.1.12     Consents and Approvals..............................................................29
                  6.1.13     No Event of Default; Compliance With Instruments....................................29
                  6.1.14     Patents, Trademarks, Copyrights, Licenses, Etc......................................29
                  6.1.15     Insurance...........................................................................29
                  6.1.16     Compliance With Laws................................................................30
                  6.1.17     Material Contracts; Burdensome Restrictions.........................................30
                  6.1.18     Investment Companies; Regulated Entities............................................30
                  6.1.19     Plans and Benefit Arrangements......................................................30
                  6.1.20     Employment Matters..................................................................31
                  6.1.21     Environmental Matters...............................................................31
                  6.1.22     Senior Debt Status..................................................................32
                  6.1.23     Hedging Contract Policies...........................................................32
                  6.1.24     Permitted Related Business Opportunities............................................32
                  6.1.25     Anti-Terrorism Laws; Executive Order No. 13224......................................32
         6.2      Continuation of Representations................................................................33
         7.1      Closing the Facility...........................................................................33
                  7.1.1      No Default..........................................................................33
                  7.1.2      Certificates........................................................................33
                  7.1.3      Intentionally Omitted...............................................................34
                  7.1.4      Legal Details.......................................................................34
                  7.1.5      Payment of Fees.....................................................................34
                  7.1.6      Consents............................................................................34
                  7.1.7      Intentionally Omitted...............................................................34
                  7.1.8      No Violation of Laws................................................................34
                  7.1.9      No Actions or Proceedings...........................................................34

         7.2      Each Additional Loan...........................................................................34
         8.1      Affirmative Covenants..........................................................................35
                  8.1.1      Preservation of Existence, Etc......................................................35
                  8.1.2      Payment of Liabilities, Including Taxes, Etc........................................35
                  8.1.3      Maintenance of Insurance............................................................35
                  8.1.4      Maintenance of Properties and Leases................................................36
                  8.1.5      Maintenance of Patents, Trademarks, Etc.............................................36
                  8.1.6      Visitation Rights...................................................................36
                  8.1.7      Keeping of Records and Books of Account.............................................36
                  8.1.8      Plans and Benefit Arrangements......................................................36
                  8.1.9      Compliance With Laws................................................................37
                  8.1.10     Use of Proceeds.....................................................................37
                  8.1.11     Hedging Contract Policies...........................................................37
                  8.1.12     Tax Shelter Regulations.............................................................37
                  8.1.13     NJR Energy Services Company.........................................................37
         8.2      Negative Covenants.............................................................................38
                  8.2.1      Indebtedness........................................................................38
                  8.2.2      Liens...............................................................................38
                  8.2.3      Guaranties..........................................................................38
                  8.2.4      Loans and Investments...............................................................39
                  8.2.5      Liquidations, Mergers, Consolidations, Acquisitions.................................39
                  8.2.6      Dispositions of Assets or Subsidiaries..............................................39
                  8.2.7      Affiliate Transactions..............................................................40
                  8.2.8      Intentionally Omitted...............................................................40
                  8.2.9      Continuation of or Change in Business...............................................40
                  8.2.10     Plans and Benefit Arrangements......................................................40
                  8.2.11     Fiscal Year.........................................................................40
                  8.2.12     Maximum Leverage Ratio..............................................................40
                  8.2.13     Minimum Interest Coverage Ratio.....................................................40
                  8.2.14     No Limitation on Dividends and Distributions by Subsidiaries........................41
                  8.2.15     Payment of Dividends; Redemptions...................................................41
                  8.2.16     No Modification of Hedging Contract Policies........................................41
                  8.2.17     Off-Balance Sheet Financing.........................................................41
                  8.2.18     Amendments to Permitted Additional Indebtedness Documents and Permitted
                             Additional NJNG Documents...........................................................42
                  8.2.19     No Violation of Anti-Terrorism Laws.................................................42
         8.3      Reporting Requirements.........................................................................42
                  8.3.1      Quarterly Financial Statements......................................................43
                  8.3.2      Annual Financial Statements.........................................................43
                  8.3.4      Certificate of the Borrower.........................................................43
                  8.3.4      Notice of Default...................................................................44
                  8.3.5      Notice of Litigation................................................................44
                  8.3.6      Notice of Change in Debt Rating.....................................................44
                  8.3.7      Sale of Assets......................................................................44
                  8.3.8      Budgets, Forecasts, Other Reports and Information...................................44
                  8.3.9      Notices Regarding Plans and Benefit Arrangements....................................45

                  8.3.9.1    Certain Events......................................................................45
                  8.3.10     Tax Shelter Provisions..............................................................46
                  8.3.11     Information Under Existing Facility.................................................46

9.       DEFAULT.................................................................................................47
         9.1      Events of Default..............................................................................47
                  9.1.1      Payments Under Loan Documents.......................................................47
                  9.1.2      Breach of Warranty..................................................................47
                  9.1.3      Intentionally Omitted...............................................................47
                  9.1.4      Breach of Other Covenants...........................................................47
                  9.1.5      Defaults in Other Agreements or Indebtedness........................................47
                  9.1.6      Final Judgments or Orders...........................................................48
                  9.1.7      Loan Document Unenforceable.........................................................48
                  9.1.8      Uninsured Losses; Proceedings Against Assets........................................48
                  9.1.9      Notice of Lien or Assessment........................................................48
                  9.1.10     Insolvency..........................................................................49
                  9.1.11     Events Relating to Plans and Benefit Arrangements...................................49
                  9.1.12     Cessation of Business...............................................................49
                  9.1.13     Change of Control...................................................................49
                  9.1.14     Involuntary Proceedings.............................................................50
                  9.1.15     Voluntary Proceedings...............................................................50
         9.2      Consequences of Event of Default...............................................................50
                  9.2.1.     Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                             Proceedings.........................................................................50
                  9.2.2      Bankruptcy, Insolvency or Reorganization Proceedings................................51
                  9.2.3      Set-off.............................................................................51
                  9.2.4      Suits, Actions, Proceedings.........................................................51
                  9.2.5      Application of Proceeds.............................................................51
                  9.2.6      Other Rights and Remedies...........................................................52
         11.1     No Implied Waivers; Cumulative Remedies; Writing Required......................................52
         11.2     Reimbursement and Indemnification of Banks by the Borrower.....................................52
         11.3     Holidays.......................................................................................53
         11.4     Notices; Lending Offices.......................................................................53
         11.5     Intentionally Omitted..........................................................................54
         11.6     Intentionally Omitted..........................................................................54
         11.7     Severability...................................................................................54
         11.8     Governing Law..................................................................................54
         11.9     Prior Understanding............................................................................55
         11.10    Duration; Survival.............................................................................55
         11.11    Successors and Assigns; Joinder of a Bank......................................................55
         11.12    Confidentiality................................................................................56
                  11.12.1    General.............................................................................56
                  11.12.2    Sharing Information With Affiliates of the Banks....................................57
         11.13    Counterparts...................................................................................57
         11.14    Bank's Consent.................................................................................57
         11.15    Exceptions.....................................................................................57

         11.16    WAIVER OF JURY TRIAL...........................................................................57
         11.17    JURISDICTION & VENUE...........................................................................58

12.      COORDINATION WITH EXISTING FACILITY.....................................................................58

                         LIST OF SCHEDULES AND EXHIBITS

SCHDULES

SCHEDULE A                 "NOTICE ADDRESSES"

EXHIBITS

EXHIBIT "NOTE"        -    REVOLVING CREDIT NOTE
EXHIBIT "LOAN REQUEST"-    LOAN REQUEST

                       REVOLVING CREDIT FACILITY AGREEMENT

         THIS AGREEMENT is dated as of November ___, 2004 and is made by and between NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (the "Borrower") and CITIZENS BANK OF MASSACHUSETTS (the "Bank").

                                   WITNESSETH:

         WHEREAS, the Borrower, desires to arrange with the Bank a revolving line of credit to provide, from time to time, working capital for Borrower's general corporate purposes;

         WHEREAS, the Borrower and the Bank are parties, with other financial institutions, to an existing line of credit facility (hereinafter defined as the "Existing Facility") and Borrower has determined and represented to the Bank that the line of credit hereby provided is Permitted Additional Indebtedness as defined under the Existing Facility; and

         WHEREAS, Bank is hereby willing to extend credit to Borrower on the terms and conditions thereof.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.       CERTAIN DEFINITIONS

         1.1      Certain Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agreement shall mean this Revolving Credit Facility Agreement.

                  Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury

Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

                  Applicable Margin shall mean, as applicable:

                  (A) the percentage spread to be added to Base Rate under the Revolving Credit Base Rate Option at the indicated level of Debt Rating in the pricing grid set forth in that certain side letter between Borrower and Bank of even date herewith

                  (B) the percentage spread to be added to Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Debt Rating in the pricing grid set forth in that certain side letter between Borrower and Bank of even date.

                  Approved Fund shall mean, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered by the Bank, an Affiliate of the Bank or an entity or an Affiliate of an entity that administers or manages the Bank.

                  Authorized Officer shall mean those individuals, designated by written notice to the Bank from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Bank.

                  Bank Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by the Bank.

                  Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank.

                  Base Rate Option shall mean the Revolving Credit Base Rate Option.

                  Benefit Arrangement shall mean at any time an "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  Borrower shall mean New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey.

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Boston, Massachusetts and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be November 12, 2004. The closing shall take place on the Closing Date at such time and place as the parties agree.

                  Commercial Letter of Credit shall mean any letter of credit which is issued in respect of the purchase of goods or services by Borrower in the ordinary course of its business.

                  Commitment shall mean $20,000,000.

                  Consolidated Income from Operations for any period of determination shall mean (i) the sum of net income (provided that there shall be excluded from net income: (a) any extraordinary items of gain or loss (including, without limitation, those items created by mandated changes in accounting treatment), and (b) any gain or loss of any Person accounted for on the equity method except to the extent of cash distributions received by the Borrower or any Subsidiary of the Borrower during the period of determination with respect to any gain of any Person accounted for on the equity method), depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Consolidated Interest Expense for any period of determination shall mean interest expense for such period of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  Consolidated Shareholders' Equity shall mean as of any date of determination the sum of the amounts under the headings "Common Shareholders' Equity" and "Preferred Shareholders' Equity" on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.

                  Consolidated Total Capitalization shall mean as of any date of determination the sum of (i) Consolidated Total Indebtedness, plus (ii) Consolidated Shareholders' Equity.

                  Consolidated Total Indebtedness shall mean as of any date of determination total Indebtedness, without duplication, of the Borrower and its Subsidiaries.

                  Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

                  Debt Rating shall mean the rating of New Jersey Natural Gas's senior secured long-term debt by each of Standard & Poor's and Moody's.

                  Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                  Environmental Complaint shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance;
(ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                  Environmental Laws shall mean all federal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. Section 7401 et seq., the Oil Pollution Act, 33 U.S.C.
Section 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq., each as amended, and any regulations promulgated or any equivalent state or local Law, and any amendments thereto) and any consent decrees, consent orders, consent agreements, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control;
(ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) protection of employee safety in the workplace and protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour Laws); (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination;
(vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

                  Environmental Permits shall mean all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property;
(ii) for the operations and business activities of any Loan Party; or (iii) for the performance of a Remedial Action.

                  Environmental Records shall mean all notices, reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of any Loan Party which pursuant to Environmental Laws, Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                  Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a Borrowing Date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                                Average of London interbank offered rates quoted by BBA or appropriate successor as shown on
                  Euro-Rate  =  Moneyline Telerate Service display page 3750
                                1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  Euro-Rate Option shall mean a Revolving Credit Loan Euro-Rate Option.

                  Euro-Rate Reserve Percentage shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                  Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default.

                  Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  Existing Facility shall mean the "$80,000,000 Revolving Credit Facility, $100,000,000 364-Day Revolving Credit Facility Amended and Restated Credit Agreement dated as of December 23, 2002, as amended and restated as of December 19, 2003, and as further amended as of March 24, 2004, July 12, 2004 and November __, 2004, and as such facility may be further amended, restated, supplemented, replaced or otherwise modified from time to time, including, but not limited to, any modifications in the form of departures from the terms thereof pursuant to written waivers or written consents granted thereunder.

                  Expiration Date shall mean, with respect to the Commitment, November 11, 2005.

                  Facility Unused Fee shall have the meaning given to such term in Section 2.2.2.

                  GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Hedging Contract Policies shall mean the written internal policies and procedures with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments of the Borrower and its

Subsidiaries, as in effect on the date of this Agreement, a copy of which has been delivered to the Bank.

                  Hedging Transaction shall mean any transaction entered into by a Loan Party in accordance with the Hedging Contract Policies.

                  Historical Statements shall have the meaning assigned to that term in Section 6.1.8.

                  Hybrid Security shall mean any of the following: (i) beneficial interests issued by a trust which constitutes a Subsidiary of Borrower, substantially all of the assets of which trust are unsecured Indebtedness of Borrower or any Subsidiary of Borrower or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (ii) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

                  Inactive Subsidiary shall mean, at any time, any Subsidiary of any Person, which Subsidiary (i) does not conduct any business or have operations, and (ii) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (v) any Hedging Transaction, to the extent that any indebtedness, obligations or liabilities of such Person in respect thereof constitutes "indebtedness" as determined in accordance with GAAP, (vi) any Guaranty of any Hedging Transaction described in the immediately preceding clause (v), (vii) any Guaranty of Indebtedness for borrowed money,
(viii) any Hybrid Security described in clause (i) of the definition of Hybrid Security, or (ix) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (ii) of the definition of Hybrid Security.

                  Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                  Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                  Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

                  Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Investment shall have the meaning assigned to that term in
Section 8.2.4.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among Borrower or a Subsidiary of Borrower and its respective employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  Loan Documents shall mean this Agreement, the Notes (if any) and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and its Subsidiaries.

                  Loan Request shall mean a request for a Revolving Credit Loan, or a request to select, convert to or renew a Base Rate Option or Euro-Rate Option with respect to an outstanding Revolving Credit Loan.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, or any Revolving Credit Loan.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay the Indebtedness or otherwise perform the obligations in accordance with the Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Moody's shall mean Moody's Investors Service, Inc. and its successors.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Net Cash Proceeds shall mean, with respect to any issuance of debt or a Hybrid Security, an amount equal to the cash proceeds received by the Borrower or any of its Subsidiaries from or in respect of such transaction (including, when received: (i) any cash proceeds received as income or other deferred cash proceeds, or (ii) cash proceeds of any non-cash proceeds of such transaction), less all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary and reasonable fees and expenses actually incurred in connection therewith.

                  New Jersey Natural Gas shall mean New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey, which corporation is a Subsidiary of the Borrower.

                  NJNG Credit Agreement shall mean that certain Credit Agreement dated as of December 23, 2002, among New Jersey Natural Gas, as the borrower, Bank of Tokyo-Mitsubishi Trust Company and JPMorgan Chase Bank, each as syndication agent, Fleet National Bank and SunTrust Bank, each as documentation agent, Bank One NA, Citizens Bank of Massachusetts and The Bank of New York, each as co-agent, PNC Bank, National Association, as the administrative agent, and the Banks party thereto, as the same may be restated, amended, modified or supplemented from time to time.

                  Notes shall mean the Revolving Credit Notes, if any.

                  Obligations shall mean any obligation or liability of the Borrower to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, or any other Loan Document. Obligations shall include the liabilities to any Bank under the Bank-Provided Interest Rate Hedge but shall not include the liabilities to other Persons under any other Interest Rate Hedge.

                  Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Additional Indebtedness shall mean Indebtedness issued by the Borrower which Indebtedness is "Permitted Additional Indebtedness" under the Existing Facility.

                  The Loan Parties shall promptly after issuance of Permitted Additional Indebtedness deliver to the Bank a copy of the material documents with respect to the issuance of such Indebtedness.

                  Permitted Additional Indebtedness Documents shall mean the note and other material agreements evidencing the Permitted Additional Indebtedness as in effect on the date of the issuance thereof, as the same may be supplemented, amended, or modified from time to time as permitted by Section
8.2.18 [Amendments to Permitted Additional Indebtedness Documents and Permitted Additional NJNG Documents] hereof.

                  Permitted Additional NJNG Indebtedness shall mean Indebtedness issued by New Jersey Natural Gas which Indebtedness is Permitted Additional NJNG Indebtedness under the Existing Facility.

                  The Loan Parties shall promptly after issuance of Permitted Additional NJNG Indebtedness deliver to the Bank a copy of the material documents with respect to the issuance of such Indebtedness.

                  Permitted Additional NJNG Indebtedness Documents shall mean the note and other material agreements evidencing the Permitted Additional NJNG Indebtedness as in effect on the date of the issuance thereof, as the same may be supplemented, amended, or modified from time to time as permitted by Section
8.2.18 [Amendments to Permitted Additional Indebtedness Documents and Permitted Additional NJNG Indebtedness Documents] hereof.

                  Permitted Investments shall mean investments which are "Permitted Investments" under the Existing Facility.

                  Permitted Liens shall mean liens or other matters which are "Permitted Liens" under the Existing Facility.

                  Notwithstanding the foregoing definition of Permitted Lien or any other provision of the Loan Documents to the contrary, Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of the capital stock of New Jersey Natural Gas, or agree or become liable to do so.

                  Permitted Related Business Opportunity shall mean any transaction which is a "Permitted Related Business Opportunity" under the Existing Facility.

                  Permitted Transferee shall mean, as of any date of determination, any "Permitted Transferee" under the Existing Facility.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  Potential Default shall mean any event or condition which with notice, passage of time, or both, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Bank in Boston, Massachusetts.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of Borrower or any of its Subsidiaries.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to Borrower or a Subsidiary of Borrower or deferred payments by Borrower or any such Subsidiary for the purchase of such tangible personal property.

                  Regulated Entity shall mean any Person which is subject under Law to any of the laws, rules or regulations respecting the financial, organizational or rate regulation of electric companies, public utilities, or public utility holding companies.

                  Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance", or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

                  Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Remedial Action shall mean any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                  Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.4.1(ii).

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Bank to the Borrower hereunder.

                  Revolving Credit Note shall mean any Revolving Credit Note of the Borrower in the form of Exhibit "Note" issued by the Borrower at the request of the Bank evidencing the Revolving Credit Loans to the Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  SEC Filings shall mean the Borrower's Form 10-K, filed with the SEC for the fiscal year ended September 30, 2004 and Forms 10-Q, the first filed with the SEC for the fiscal quarter ended December 31, 2003, the second filed with SEC for the fiscal quarter ended March 31, 2004 and the third filed with the SEC for the fiscal quarter ended June 30, 2004.

                  Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  Significant Subsidiary shall mean, New Jersey Natural Gas, NJR Energy Services Company, or any Subsidiary of the Borrower which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of the Borrower and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, in either case, as determined and consolidated in accordance with GAAP.

                  Solvent shall mean, with respect to any Person on a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, and (ii) such Person has not incurred debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 0.

                  USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

         1.2 Construction.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

              1.2.1. Number; Inclusion.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

              1.2.2.   Determination.

                  references to "determination" of or by the Bank shall be deemed to include good-faith estimates by the Bank (in the case of quantitative determinations) and good-faith beliefs by the Bank (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

              1.2.3.   Bank's Discretion and Consent.

                  whenever the Bank is granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

              1.2.4.   Documents Taken as a Whole.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5. Headings.

                      the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6. Implied References to this Agreement.

                      article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

               1.2.7. Persons.

                      reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8. Modifications to Documents.

                      reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9. From, To and Through.

                      relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10. Shall; Will.

                       references to "shall" and "will" are intended to have the same meaning.

               1.3 Accounting Principles.

                   Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8 [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

2. REVOLVING CREDIT LOANS

         2.1      Revolving Credit Loans.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from the Bank shall not exceed the Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon shall be due and payable on the Expiration Date.

         2.2      Certain Fees.

                  2.2.1    Facility Origination Fees.

                           On the date hereof Borrower agrees to pay Bank an
origination fee in the amount agreed to between the Bank and the Borrower and set forth in that certain side letter of even date herewith.

                  2.2.2    Facility Unused Fees.

                           For each day from the date hereof until the
Expiration Date, the Borrower agrees to pay to the Bank, a nonrefundable fee (the "Facility Unused Fee") in an amount agreed to between the Bank and the Borrower and set forth in that certain side letter of even date herewith computed on the amount of the Commitment less the outstanding Revolving Credit Loans on such day. The Facility Unused Fee shall be payable quarterly in arrears on the first Business Day of each January, April, July, and October after the date hereof and on the Expiration Date or upon acceleration of the Revolving Credit Loans.

         2.3      Revolving Credit Loan Requests.

                  Except as otherwise provided herein, the Borrower may, from time to time prior to the Expiration Date, request the Bank to make Revolving Credit Loans or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Bank, not later than 10:00 a.m., Boston time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Euro-Rate Option applies or the date of conversion to or the renewal of the Euro-Rate Option for any such Loan; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed Loan Request therefor substantially in the form of Exhibit "Loan Request" or a Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000 and not less than $3,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

         2.4      Making Revolving Credit Loans.

                  Subject to the terms and conditions hereof, the Bank shall, promptly after receipt by it of a Loan Request for or with respect to Revolving Credit Loans fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Boston time, on the applicable Borrowing Date.

         2.5      Use of Proceeds.

                  The proceeds of the Loans shall be used by the Borrower for general corporate purposes of the Borrower and in accordance with Section 8.1.10 [Use of Proceeds].

3. REDUCTION OF COMMITMENTS

         The Borrower shall have the right to reduce the Commitment hereunder (in whole or in part) from to time upon two (2) Business Days prior written notice to the Bank specifying the amount of the reduction (which shall be no less than $5,000,000 or whole multiples of $1,000,000 in excess thereof or the full amount of the then remaining Commitment) and the dates proposed for said reduction (which shall be a Business Day). In connection with any partial reduction, the Borrower shall prepay the Revolving Credit Loans on the date of such reduction in the amount by which the outstanding principal balance thereof exceeds the Commitment, as so reduced. In connection with the reduction of the Commitment in whole: (i) the Borrower shall prepay the Revolving Credit Loans then outstanding on the date of such reduction, together with all accrued interest thereon, and the accrued Facility Unused Fee calculated as of such date, and (ii) the terms and conditions set forth herein shall terminate and be of no further force and effect and neither the Bank nor the Borrower shall have any further obligations hereunder, except for those obligations which by their express terms survive the termination of this Agreement.

4. INTEREST RATES

         4.1      Interest Rate Options.

                  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by the Bank exceeds the Bank's highest lawful rate, the rate of interest on the Bank's Loan shall be limited to the Bank's highest lawful rate.

         4.1.1    Revolving Credit Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                           (i) Revolving Credit Base Rate Option: A fluctuating
rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate and/or the Applicable Margin; or

                           (ii) Revolving Credit Euro-Rate Option: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin, such rate to change automatically from time to time effective as of the effective date of each change in the Applicable Margin.

                           (iii) Notwithstanding the foregoing, if any Event of
Default has occurred and is continuing, no Loan may be made, converted to or renewed under any Euro-Rate Option.

                  4.1.2 Rate Quotations.

                        The Borrower may call the Bank on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates then in effect, but it is acknowledged that such projection shall not be binding on the Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.

                  4.1.3 Change in Fees or Interest Rates.

                        If the Applicable Margin is increased or reduced with respect to any period for which the Borrower has already paid interest the Bank shall recalculate the additional interest from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Bank of such increase or decrease, give the Borrower notice of such recalculation.

                           4.1.4.1 Any additional interest due from the Borrower
shall be paid to the Bank on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest shall be paid promptly after receipt of written request for payment from the Bank.

                           4.1.4.2 Any interest refund due to the Borrower shall
be credited against payments otherwise due from the Borrower on the next interest payment due date or, if the Loans have been repaid and the Bank is no longer committed to lend under this Agreement, the Bank shall pay the Borrower such interest refund not later than five Business Days after written notice from the Borrower to the Bank.

         4.2      Interest Periods.

                  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Bank thereof by delivering a Loan Request at least three (3) Business Days prior to the effective date of such Interest Rate Option. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  4.2.1 Amount of Borrowing Tranche.

                           the amount of each Borrowing Tranche of Loans to
which a Euro-Rate Option applies shall be in integral multiples of $1,000,000 and not less than $3,000,000;

                  4.2.2 Renewals.

                           in the case of the renewal of a Euro-Rate Option at
the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         4.3      Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  4.3.1    Interest Rate.

                           the rate of interest for each Loan otherwise
applicable pursuant to Section 4.1.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                  4.3.2    Other Obligations.

                           each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  4.3.3    Acknowledgment.

                           The Borrower acknowledges that the increase in rates
referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank.

         4.4 Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

                  4.4.1    Unascertainable.

                           If on any date on which a Euro-Rate would otherwise
be determined with respect to Loans, the Bank shall have determined that:

                           (i)      adequate and reasonable means do not exist
for ascertaining such Euro-Rate, or

                           (ii)     a contingency has occurred which materially
and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Bank shall have the rights specified below.

                  4.4.2    Illegality; Increased Costs; Deposits Not Available.

                           If at any time the Bank shall have determined that:

                           (i)      the making, maintenance or funding of any
Loan to which a Euro-Rate Option applies has been made unlawful or materially impracticable by compliance by the Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii)     such Euro-Rate Option will not adequately
and fairly reflect the cost to the Bank of the establishment or maintenance of any such Loan in a material respect, or

                           (iii)    after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to the Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Bank shall have the rights specified below.

                  4.4.3    Bank's Rights.

                           In the case of any event specified in Section 4.4.1
or Section 4.4.2 above, the Bank shall promptly so notify the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Bank shall have later notified the Borrower, of the Bank's determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Bank makes a determination under Section 4.4.1 and the Borrower has previously notified the Bank of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the Euro-Rate Option. If the Bank notifies the Borrower of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.4.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or (ii) prepay such Loan in accordance with Section 5.3 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

         4.5      Selection of Interest Rate Options.

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

5.       PAYMENTS.

         5.1      Payments.

                  All payments and prepayments to be made in respect of principal, interest, Facility Unused Fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Boston time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at the Principal Office and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         5.2      Interest Payment Dates.

                  Interest on Loans to which the Base Rate Option applies shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Loans. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.

         5.3      Voluntary Prepayments.

                  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4 [Additional Compensation in Certain Circumstances]):

                  (i) at any time with respect to any Loan to which the Base Rate Option applies, or

                  (ii) on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies.

                           Whenever the Borrower desires to prepay any part of
the Loans, it shall provide a prepayment notice to the Bank by 1:00 p.m., Boston time, at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans setting forth the following information:

                  (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (x) a statement indicating the application of the prepayment among the Revolving Credit Loans;

                  (y) the total principal amount of such prepayment, which, with respect to Loans to which the Base Rate Option applies, shall not be less than $500,000 for any Revolving Credit Loan; and

                  (z) the total principal amount of such prepayment, which, with respect to Loans to which the Euro-Rate Option applies, shall not be less than $1,000,000 for any Revolving Credit Loan.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Bank's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, and then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Bank under Section 5.4.2 [Indemnity].

         5.4      Additional Compensation in Certain Circumstances.

                  5.4.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                           If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i)      subjects the Bank to any tax or changes the
basis of taxation with respect to this Agreement, the Loans or payments by the Borrower of principal, interest, or other amounts due from the Borrower hereunder (except for taxes on the overall net income of the Bank),

                           (ii)     imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, the Bank or any lending office of the Bank, or

                           (iii)    imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, the Bank, or (B) otherwise applicable to the obligations of the Bank or any lending office of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank or its lending office with respect to this Agreement or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its reasonable discretion deems to be material, the Bank shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank thirty (30) days after such notice is given.

                  5.4.2    Indemnity.

                           In addition to the compensation required by Section
5.4.1 [Increased Costs, Etc.], the Borrower shall indemnify the Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain Loans subject to a Euro-Rate Option) which the Bank sustains or incurs as a consequence of any

                           (i)      payment, prepayment, conversion or renewal
of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii)     attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests or notice relating to voluntary prepayments under Section 5.3 [Voluntary Prepayments], or

                                    (iii)    default by the Borrower in the
performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Loans or any other amount due hereunder.

                           If the Bank sustains or incurs any such loss or
expense, it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as the Bank shall deem reasonable) to be necessary to indemnify the Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank thirty (30) days after such notice is given.

         5.5      Interbank Market Presumption.

                  For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate or any Loan under the Euro-Rate Option, the Bank shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, the Bank's determination of amounts payable under, and actions required or authorized by this Section 5 shall be calculated, at the Bank's option, as though the Bank funded each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

         5.6      Taxes.

                  5.6.1    No Deductions.

                           All payments made by Borrower hereunder and under
each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Bank and all income and franchise taxes applicable to the Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 0) the Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

                  5.6.2    Stamp Taxes.

                           In addition, Borrower agrees to pay any present or
future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  5.6.3    Indemnification for Taxes Paid by the Bank.

                           Borrower shall indemnify the Bank for the full amount
of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.6.3) paid by the Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

                  5.6.4    Certificate.

                           Within 30 days after the date of any payment of any
Taxes by Borrower, Borrower shall furnish to the Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by the Bank, provide a certificate of an officer of Borrower to that effect.

                  5.6.5    Survival.

                           Without prejudice to the survival of any other
agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 5 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

         5.8      Notes.

                  Upon the request of the Bank, the Revolving Credit Loans made by the Bank may be evidenced by a Revolving Credit Note in the form of Exhibit "Note".

6.       REPRESENTATIONS AND WARRANTIES

         6.1      Representations and Warranties.

                  The Borrower represents and warrants to the Bank as follows:

                  6.1.1    Organization and Qualification.

                           Borrower and each Subsidiary that is not an Inactive
Subsidiary of Borrower is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Borrower and each Subsidiary that is not an Inactive Subsidiary of Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Borrower and each Subsidiary that is not an Inactive Subsidiary of Borrower is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.

                  6.1.2    Subsidiaries.

                           Borrower has provided to Bank a true and complete
statement of the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company and whether a Subsidiary is an Inactive Subsidiary. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests.

                  6.1.3    Power and Authority.

                           Borrower has full power to enter into, execute,
deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  6.1.4    Validity and Binding Effect.

                           This Agreement has been duly and validly executed and
delivered by Borrower, and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  6.1.5    No Conflict.

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower or (ii) any Law or any material agreement (including, without limitation, the Existing Facility) or instrument or order, writ, judgment, injunction or decree to which Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                  6.1.6    Litigation.

                           Except as set forth in the SEC Filings, there are no
actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Borrower or any Subsidiaries Borrower is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

                  6.1.7    Title to Properties.

                           Borrower and each Subsidiary of Borrower has good and
marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances (other than Environmental Complaints which are specifically addressed in Section
6.1.21 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  6.1.8    Financial Statements.

                           (i)      Historical Statements. The Borrower has
delivered to the Bank copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2003 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                           (ii)     Accuracy of Financial Statements. Neither
the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower that could reasonably be expected to cause a Material Adverse Change. Since September 30, 2003, no Material Adverse Change has occurred.

                  6.1.9    Use of Proceeds; Margin Stock; Section 20
Subsidiaries.

                           6.1.9.1  General.

                                    The Borrower intends to use the proceeds of
the Loans in accordance with applicable Sections of this Agreement.

                           6.1.9.2  Margin Stock.

                                    None of the Borrower or any Subsidiaries of
Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Borrower or any Subsidiary of Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Borrower or Subsidiary of Borrower is or will be represented by margin stock.

                           6.1.9.3  Section 20 Subsidiaries.

                                    The Borrower is unaware of any circumstances
where any portion of the proceeds of the Loans would be used to purchase any Ineligible Securities being underwritten b y a Section 20 Subsidiary.

                  6.1.10.  Full Disclosure.

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower that could reasonably be expected to result in a Material Adverse Change which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Bank prior to or at the date hereof in connection with the transactions contemplated hereby or otherwise disclosed in the SEC Filings.

                  6.1.11   Taxes.

                           All federal, state, local and other tax returns
required to have been filed with respect to Borrower and each Subsidiary of Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (i) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP shall have been made or (ii) to the extent that with respect to taxes (other than any U.S. federal or state income taxes, state taxes on equity or capital or comparable state taxes on income, equity or capital and which are otherwise related to the conduct of business, or local real property taxes all of which taxes are subject to the requirements of the immediately preceding clause (i)), fees, assessments or other government charges, the failure to so pay or so contest could not reasonably be expected to result in a Material Adverse Change. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Borrower or Subsidiary of Borrower for any period.

                  6.1.12   Consents and Approvals.

                           No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by Borrower which have not previously and unconditionally been obtained, all of which remain in full force and effect.

                  6.1.13   No Event of Default; Compliance With Instruments.

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of Borrower or any Subsidiaries of Borrower is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.

                  6.1.14   Patents, Trademarks, Copyrights, Licenses, Etc.

                           Borrower and each Subsidiary of Borrower owns or has
the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by Borrower or such Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change.

                  6.1.15   Insurance.

                           No notice has been given or claim made and no grounds
exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and each Subsidiary of Borrower in accordance with prudent business practice in the industry of Borrower and its Subsidiaries.

                  6.1.16   Compliance With Laws.

                           Borrower and its Subsidiaries are in compliance in
all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which Borrower or a Subsidiary of Borrower is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  6.1.17   Material Contracts; Burdensome Restrictions.

                           All material contracts relating to the business
operations of Borrower and each Subsidiary of Borrower , including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon Borrower or such Subsidiary and, to the best of Borrower's knowledge, each of the other parties thereto in accordance with their respective terms; and there is no default thereunder, to the Borrower's knowledge, with respect to such other parties. None of the Borrower or its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.

                  6.1.18   Investment Companies; Regulated Entities.

                           None of Borrower or any Subsidiaries of Borrower is
an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Borrower or any Subsidiaries of Borrower is a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the Borrower or any Subsidiaries of Borrower is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  6.1.19   Plans and Benefit Arrangements.

                           (i)      The Borrower and each other member of the
ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and

Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law.

                           (ii)     No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iii)    Neither the Borrower nor any other member of
the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  6.1.20   Employment Matters.

                           Borrower and each of its Subsidiaries is in
compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrower or any of its Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change. The Borrower has delivered to the Bank true and correct copies of each of the Labor Contracts.

                  6.1.21   Environmental Matters.

                           None of the Borrower or any Subsidiaries of Borrower
has received any Environmental Complaint and Borrower has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to Borrower's knowledge, threatened Environmental Complaints relating to any Borrower or Subsidiary of Borrower or any of the Properties or, to Borrower's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental Permits which could reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which Borrower or any Subsidiary of Borrower is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. Borrower and its Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  6.1.22   Senior Debt Status.

                           The Obligations of Borrower under this Agreement and
each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of Borrower except Indebtedness of Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of Borrower or any Subsidiary of Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  6.1.23   Hedging Contract Policies.

                           Borrower and each Subsidiary of Borrower is subject
to and is in compliance with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) as if such policies were the stated policies of Borrower and each Subsidiary of Borrower, and the Borrower shall cause Borrower and each Subsidiary of Borrower which engages in any Hedging Transaction to continue to comply with the Hedging Contract Policies as if such policies were the stated policies of Borrower and each Subsidiary of Borrower.

                  6.1.24   Permitted Related Business Opportunities.

                           The information set forth on Schedule 6.1.24 to the
Existing Facility remains, as of the date hereof.

                  6.1.25   Anti-Terrorism Laws; Executive Order No. 13224.

                           None of Borrower nor any Subsidiary of Borrower is
any of the following (each a "Blocked Person"):

                           (i)      a Person that is listed in the annex to, or
is otherwise subject to the provisions of, the Executive Order No. 13224;

                           (ii)     a Person owned or controlled by, or acting
for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                           (iii)    a Person or entity with which any Bank is
prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                           (iv)     a Person or entity that commits, threatens
or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

                           (v)      a Person or entity that is named as a
"specially designated national" on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

                           (vi)     a Person or entity who is affiliated or
associated with a Person or entity listed above.

         6.2      Continuation of Representations.

                  The Borrower makes the representations and warranties in this Section the date hereof, on the Closing Date and each date thereafter on which a Loan is made, except that any representation and warranty that addresses matters as of a specific date will continue to address those matters as of such date.

7.       CONDITIONS OF LENDING

         The obligation of the Bank to make Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

         7.1      Closing the Facility

                  7.1.1    No Default.

                           No Event of Default or Potential Default shall have
occurred and be continuing or shall exist.

                  7.1.2    Certificates.

                           There shall be delivered to the Bank a certificate
dated as of the date hereof and signed by the Secretary or an Assistant Secretary of the Borrower certifying as to:

                           (i)      all action taken by Borrower in connection
with this Agreement and the other Loan Documents;

                           (ii)     the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Bank may conclusively rely; and

                           (iii)    certification that the Certificate of
Incorporation and the By-Laws previously furnished to the Bank have not been further revised or amended since December 28, 2002 and November 17, 1999, respectively, or copies of the organizational documents of Borrower to the extent there have been changes, together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business

                  7.1.3    Intentionally Omitted.

                  7.1.4    Legal Details.

                           All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Bank and counsel for the Bank, and the Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank and said counsel, as the Bank or said counsel may reasonably request.

                  7.1.5    Payment of Fees.

                           The Borrower shall have paid or caused to be paid to
the Bank to the extent not previously paid all fees accrued through the date and the costs and expenses for which the Bank is entitled to be reimbursed.

                  7.1.6    Consents.

                           All material consents, if any, required by Borrower
to effectuate the transactions contemplated hereby shall have been obtained.

                  7.1.7    Intentionally Omitted.



                  7.1.8    No Violation of Laws.

                           The making of the Loans shall not contravene any Law
applicable to Borrower or the Bank.

                  7.1.9    No Actions or Proceedings.

                           No action, proceeding, investigation, regulation or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

         7.2      Each Additional Loan.

                  At the time of making any Loans and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrower contained in this Agreement and in the other Loan Documents shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to any Borrower or any Subsidiary of Borrower or Bank; and the Borrower shall have delivered to the Bank a duly executed and completed Loan Request.

8.       COVENANTS

         8.1      Affirmative Covenants.

                  The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the Commitment, the Borrower shall comply at all times with the following affirmative covenants:

                  8.1.1    Preservation of Existence, Etc.

                           Borrower shall, and shall cause each of its
Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (ii) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.].

                  8.1.2    Payment of Liabilities, Including Taxes, Etc.

                           Borrower shall, and shall cause each of its
Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.

                  8.1.3    Maintenance of Insurance.

                           Borrower shall, and shall cause each of its
Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

                  8.1.4    Maintenance of Properties and Leases.

                           Borrower shall, and shall cause each of its
Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  8.1.5    Maintenance of Patents, Trademarks, Etc.

                           Borrower shall, and shall cause each of its
Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.

                  8.1.6    Visitation Rights.

                           Borrower shall, and shall cause each of its
Subsidiaries to, permit any of the officers or authorized employees or representatives of the Bank to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Bank may reasonably request, provided that the Bank shall provide the Borrower with reasonable notice prior to any visit or inspection, and, prior to an Event of Default, any such visit or inspection shall occur during regular business hours. Prior to an Event of Default, any such inspection or audit of books and records shall be at the sole cost and expense of the Bank. The foregoing notwithstanding, to the extent that the Bank is the beneficiary of reasonably contemporaneous information pursuant to visitation rights invoked under the Existing Facility, it shall have no right to demand independent visitation rights pursuant to this Section 8.1.6.

                  8.1.7    Keeping of Records and Books of Account.

                           The Borrower shall, and shall cause each Subsidiary
of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  8.1.8    Plans and Benefit Arrangements.

                           The Borrower shall, and shall cause each other member
of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  8.1.9    Compliance With Laws.

                           Borrower shall, and shall cause each of its
Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this
Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

                  8.1.10   Use of Proceeds.

                           The Borrower will use the proceeds of the Loans only
for general corporate purposes of the Borrower and for working capital of the Borrower. Borrower shall not use the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                  8.1.11   Hedging Contract Policies.

                           Borrower and each Subsidiary of Borrower shall comply
with the Hedging Contract Policies (notwithstanding that such policies only refer specifically to NJR Energy Services Company) as if such policies were the stated policies of Borrower and each Subsidiary of Borrower.

                  8.1.12   Tax Shelter Regulations.

                           Borrower does not intend to treat the Loans and
related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Bank thereof, and (2) deliver to the Bank a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Bank, the Borrower acknowledges that the Bank may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Bank will maintain the lists and other records required by such Treasury Regulation.

                  8.1.13   NJR Energy Services Company

                           By the earlier to occur of (i) fifteen (15) days
after the date hereof and (ii) Borrower's first request for a Revolving Credit Loan pursuant to Section 2.3, Borrower shall cause NJR Energy Services Company ("NJRESC") to (i) execute and deliver a Guaranty and

Suretyship Agreement in substantially the form attached to the Existing Facility as Exhibit 1.1(G)(2) pursuant to which NJRESC shall unconditionally and irrevocably guaranty the obligations, liabilities and indebtedness from time to time of the Borrower to the Bank and (ii) execute and deliver to the Bank documents in the forms described in Section 7.1.2 [Secretary's Certificate] modified as appropriate to relate to NJRESC.

         8.2      Negative Covenants.

                  The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Borrower's other Obligations hereunder and termination of the Commitment, the Borrower shall comply with the following negative covenants:

                  8.2.1    Indebtedness.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i)      Indebtedness under the Loan Documents;

                           (ii)     Permitted Additional Indebtedness; and

                           (iii)    Permitted Additional NJNG Indebtedness.

                  8.2.2    Liens.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens:

                  8.2.3    Guaranties.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for

                           (i)      Guaranties permitted under the Existing
Facility,

                           (ii)     Guaranties of any Loan Party of obligations
of NJR Energy Services Company or New Jersey Natural Gas Company (each being a New Jersey corporation) arising under any Hedging Transaction, and

                           (iii)    Guaranties by the Borrower of various
obligations of any of its Subsidiaries in connection with any transaction arising in connection with its ordinary course of business as conducted on the Closing Date or as otherwise permitted to be conducted pursuant to Section 8.2.9.

                  8.2.4    Loans and Investments.

                           The Borrower shall not, and shall not permit any of
its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (any of the foregoing being an "Investment"), except:

                           (i)      trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii)     advances to employees to meet expenses
incurred by such employees in the ordinary course of business; and

                           (iii)    Permitted Investments.

                  8.2.5    Liquidations, Mergers, Consolidations, Acquisitions.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

                  8.2.6    Dispositions of Assets or Subsidiaries.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of Borrower), except:

                           (i)      transactions involving the sale of inventory
in the ordinary course of business;

                           (ii)     any sale, transfer or lease of assets in the
ordinary course of business which are no longer necessary or required in the conduct of Borrower's or such Subsidiary's business; any sale, transfer or lease of assets by any wholly owned Subsidiary of Borrower to another Subsidiary of Borrower;

                           (iii)    any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired or leased,

                           (iv)     any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (iii) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold shall not exceed in any fiscal year five (5%) of the consolidated total assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, and

                           (v)      any sale, transfer or lease of assets of any
Inactive Subsidiary of the Borrower.

                  8.2.7    Affiliate Transactions.

                           Except solely with respect to any Permitted Related
Business Opportunities, Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

                  8.2.8    Intentionally Omitted.

                  8.2.9    Continuation of or Change in Business.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, engage in any business other than the business of Borrower or Subsidiary substantially as conducted and operated by Borrower or Subsidiary during the present fiscal year, and any line of business or business activity related or complementary to the business of the Loan Parties conducted as of the Closing Date.

                  8.2.10   Plans and Benefit Arrangements.

                           Borrower shall not, and shall not permit any of its
Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA:

                  8.2.11   Fiscal Year.

                           The Borrower shall not, and shall not permit any
Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30.

                  8.2.12   Maximum Leverage Ratio.

                           Borrower shall not at any time permit the ratio of
Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.65 to 1.00.

                  8.2.13   Minimum Interest Coverage Ratio.

                           Borrower shall not permit the ratio of Consolidated
Income from Operations to Consolidated Interest Expense of the Borrower and its Subsidiaries, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 2.50 to 1.00.

                  8.2.14 No Limitation on Dividends and Distributions by Subsidiaries.

                           Borrower shall not, and shall not permit any
Subsidiary (including, without limitation, New Jersey Natural Gas) to, enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower.

                  8.2.15   Payment of Dividends; Redemptions.

                           Borrower shall not, and shall not permit any
Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock or other securities of Borrower or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding, except that the Borrower may (a) declare and make any dividend payment or other distribution payable in common stock of the Borrower,
(b) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom, and (c) declare and make its quarterly dividend, so long as, after giving effect thereto, no Event of Default shall have occurred and is continuing.

                  8.2.16   No Modification of Hedging Contract Policies.

                           Borrower and each Subsidiary of Borrower shall not
amend, modify, supplement, restate or rescind the Hedging Contract Policies in a manner which, compared with past practice of Borrower and its Subsidiaries, would render Hedging Transactions entered into pursuant to the Hedging Contract Policies (as so modified) materially more speculative (it being understood that without limiting the generality of the foregoing, any Hedging Transaction which requires notice to or approval of the Borrower's Risk Management Committee in accordance with the Hedging Contract Policies.

                  8.2.17   Off-Balance Sheet Financing.

                           Borrower and each Subsidiary of Borrower shall not
engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement),) with liabilities in excess, in the aggregate for the Borrower and its Subsidiaries as of any date of determination, of five (5%) of the total assets of the Borrower and its Subsidiaries, determined and consolidated in accordance with GAAP as of the date of determination. For purposes of this Section 8.2.17 (a) "Synthetic Lease" shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

                  8.2.18 Amendments to Permitted Additional Indebtedness Documents and Permitted Additional NJNG Documents.

                           8.2.18.1 Permitted Additional Indebtedness Documents.

                                    Borrower and each Subsidiary of Borrower
shall not enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Permitted Additional Indebtedness Documents that could reasonably be expected to be material and adverse to the Bank, without the prior written consent of the Required Bank. For the purposes of this Section 8.2.18.1, any amendment or modification to the amortization of the principal amount of the Permitted Additional Indebtedness shall not be considered material and adverse to the Bank and may be made without the prior written consent of the Bank.

                           8.2.18.2 Permitted Additional NJNG Indebtedness
Documents.

                                    Borrower and each Subsidiary of Borrower
shall not enter into any amendment or modification to or waiver or consent under (or solicit any such amendment, modification, waiver or consent) any of the Permitted Additional NJNG Indebtedness Documents that could reasonably be expected to be material and adverse to the Bank, as determined by the Bank, without the prior written consent of the Bank. For the purposes of this Section 8.2.18.2, any amendment or modification to the amortization of the principal amount of the Permitted Additional NJNG Indebtedness shall not be considered material and adverse to the Bank and may be made without the prior written consent of the Bank.

                  8.2.19   No Violation of Anti-Terrorism Laws.

                           Borrower and each Subsidiary of Borrower shall not:
(i) violate any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law applicable to any of them or the business that they conduct, and (ii) require the Bank to take any action that would cause the Bank to be in violation of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law, it being understood that the Bank can refuse to honor any such request or demand otherwise validly made by any such Borrower or any Subsidiary of Borrower under this Agreement or any other Loan Document.

         8.3      Reporting Requirements.

                  Borrower, jointly and severally, covenants and agrees that until payment in full of the Loans, and interest thereon, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitment, the Borrower will furnish or cause to be furnished to the Bank:

         8.3.1 Quarterly Financial Statements.

            As soon as available and in any event within fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within fifty-five (55) days after the end of their fiscal quarter, the Borrower delivers to the Bank a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.

         8.3.2 Annual Financial Statements.

            As soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Bank. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within one hundred (100) days after the end of their fiscal year, the Borrower delivers to the Bank a copy of its Annual Report and Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

            It is expressly agreed that any financial information or financial statements (including, without limitation the annual financial statements required pursuant to this Section 8.3.2) submitted to the Bank which has been prepared by an independent public accountant or other outside accountant shall be accompanied by a statement in writing signed by such accountant disclosing that the accountant is aware that the financial information or financial statements prepared by the accountant would be submitted to and relied upon by the Bank in connection with the Bank's determination to grant or continue credit.

         8.3.4 Certificate of the Borrower.

            Concurrently with the financial statements of the Borrower furnished to the Bank pursuant to Sections 8.3.1 [Quarterly Financial Statements] and
8.3.2 [Annual Financial

Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.4.

         8.3.4 Notice of Default.

            Promptly after any Authorized Officer (or other executive officer) of Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

         8.3.5 Notice of Litigation.

            Promptly after the commencement thereof, notice of (i) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower or Subsidiary of Borrower, involve a claim or series of claims in excess of $5,000,000 or, (ii) any Environmental Claims, individually or in the aggregate exceed $5,000,000, and in either case which if adversely determined could reasonably be expected to result in a Material Adverse Change.

         8.3.6 Notice of Change in Debt Rating.

            Within five (5) Business Days after Standard & Poor's or Moody's announces a change in the Debt Rating of New Jersey Natural Gas, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower or New Jersey Natural Gas received from the applicable rating agency regarding such change of Debt Rating.

         8.3.7 Sale of Assets.

            At least thirty (30) calendar days prior thereto, notice with respect to any proposed sale or transfer of assets.

         8.3.8 Budgets, Forecasts, Other Reports and Information.

            Promptly upon their becoming available to the Borrower:

                  (i) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                  (ii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC,

                  (iii) to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, the Borrower shall notify the Bank promptly of the enactment or adoption of any Law which may result in a Material Adverse Change,

                  (iv) to the extent requested by the Bank, the annual budget and any forecasts or projections of the Borrower, and

                  (v) with respect to the Hedging Transaction activities of the Borrower and its Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC, such other reports and information as the Bank may from time to time reasonably request.

         8.3.9 Notices Regarding Plans and Benefit Arrangements.

            8.3.9.1 Certain Events.

                  Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                  (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                  (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                  (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                  (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                  (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in
Section 4062(e) of ERISA,

                  (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                  (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                  (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                  (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

            8.3.9.2 Notices of Involuntary Termination and Annual Reports.

                  Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

            8.3.9.3 Notice of Voluntary Termination.

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

            8.3.10 Tax Shelter Provisions.

                  Promptly after Borrower determines that it intends to treat any of the Loans as being a "reportable transaction" as provided in Section 8.1.12

                  (1) a written notice of such intention to the Bank; and

                  (2) a duly completed copy of IRS Form 8886 or any successor form.

            8.3.11 Information Under Existing Facility.

                  Anything in this Section 8.3 to the contrary notwithstanding, to the extent that the Bank is the recipient of the information pursuant to the terms of the Existing Facility that is substantially the same as the information set forth in this Section 8.3, then Borrower shall have no obligation to furnish the Bank with the information set forth in this Section 8.3.

9. DEFAULT

         9.1 Events of Default.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

            9.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), when such principal is due hereunder or (ii) any interest on any Loan or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest, or other amount becomes due in accordance with the terms hereof or thereof;

            9.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

            9.1.3 Intentionally Omitted.

            9.1.4 Breach of Other Covenants.

                  Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Days after any Authorized Officer (or other executive officer) of Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Bank in its reasonable discretion);

            9.1.5 Defaults in Other Agreements or Indebtedness.

                  (i) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which Borrower or any Subsidiary of Borrower may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness or the termination of any commitment to lend;

                  (ii) There shall occur (a) under the NJNG Credit Agreement an "Event of Default" (as such term is defined in the NJNG Credit Agreement) or (b) under the Existing Facility, an "Event of Default" (as such term is defined in the Existing Facility);

                  (iii) A default or event of default shall occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease) with obligations in the aggregate thereunder for which any Borrower or any Subsidiary of Borrower may be obligated in excess of $5,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation or the termination of any such agreement;

            9.1.6 Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate, to the extent not covered by insurance, shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

            9.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

            9.1.8 Uninsured Losses; Proceedings Against Assets.

                  The assets of Borrower or the assets of any Subsidiary of Borrower are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty
(30) days thereafter or otherwise fully bonded or covered by insurance (subject to reasonable and customary deductible amounts);

            9.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $5,000,000 which is not a Permitted Lien or Environmental Complaint in excess of $5,000,000 is filed of record with respect to all or any part of any of the Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

            9.1.10 Insolvency.

                  Borrower or any Significant Subsidiary of Borrower ceases to be Solvent or admits in writing to a creditor or Official Body its inability to pay its debts as they mature;

            9.1.11 Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Bank determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Bank determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Bank determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

            9.1.12 Cessation of Business.

                  Borrower or any Subsidiary of Borrower ceases to conduct its business as contemplated, except as expressly permitted hereunder Borrower or any Subsidiary of Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

            9.1.13 Change of Control.

                    (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 25% or more of the voting capital stock of the Borrower (provided that, for purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Borrower by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock), or (ii) within a period of twelve
(12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower unless the individuals who were elected or appointed directors during such twelve (12) month period were elected or appointed by a majority of the individuals who were directors of the Borrower on the first day of such period or by their duly appointed or elected successors; or (iii) Borrower shall cease to own 100% of the issued and outstanding equity interests of New Jersey Natural Gas; or (iv) Borrower shall cease to own 51% of the issued and outstanding interest in any other entity defined as a "Loan Party" in the existing Facility.

            9.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any Subsidiary of Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower or any Subsidiary of Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

            9.1.15 Voluntary Proceedings.

                  Borrower or a Subsidiary of Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         9.2 Consequences of Event of Default.

            9.2.1. Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.13 shall occur and be continuing, the Bank shall be under no further obligation to make Loans and the Bank may, by written notice to the Borrower, take one or both of the following actions: (i) terminate the Commitment and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the Notes and Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

            9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under Section 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Commitment shall automatically terminate and be of no further force and effect, the Bank shall be under no further obligations to make Loans and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

            9.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by the Bank including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with the Bank. Such right shall exist whether or not the Bank shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any guaranty or any other security, right or remedy available to the Bank; and

            9.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Bank shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9, the Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents; and

            9.2.5 Application of Proceeds.

                  From and after the date on which the Bank has taken any action pursuant to this Section 9 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Bank from the exercise of any remedy by the Bank, shall be applied as follows:

                    (i) first, to reimburse the Bank for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Bank in connection with collection of any Obligations of Borrower under any of the Loan Documents;

                    (ii) second, to the repayment of all Indebtedness then due and unpaid of the Borrower to the Bank incurred under this Agreement or any of the other Loan

Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Bank may determine in its discretion; and

                    (iii) the balance, if any, as required by Law.

            9.2.6 Other Rights and Remedies.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Bank shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.

         9.3 Annulment of Defaults.

         Anything in this Agreement to the contrary notwithstanding, the Borrower and the Bank agree that the Bank shall give the Borrower prior written notice of the Bank's intention to declare a Potential Default or an Event of Default and to commence the exercise of any right or remedy specified herein or by operation of law. If within two (2) Business Days of receipt of such notice, the Borrower effectively terminates the Commitment in whole pursuant to Section
3.1 (and pays all amounts then owing to the Bank pursuant to said Section 3.1), then such Potential Default and Event of Default shall be deemed annulled and of no force and effect for all purposes.

10. [INTENTIONALLY DELETED]

11. MISCELLANEOUS

         11.1 No Implied Waivers; Cumulative Remedies; Writing Required.

            Subject to Section 12 below, no course of dealing and no delay or failure of the Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Except as set forth in Section 12, any amendment to this Agreement or any other Loan Documents and any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must, in each case, be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.2 Reimbursement and Indemnification of Banks by the Borrower.

            The Borrower agrees upon demand to pay or reimburse to the Bank and to save the Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for the Bank except with respect to (A) and (B) below), incurred by the Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof requested by the Borrower or required by applicable law, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(e) in connection with any Environmental Complaint threatened or asserted against the Bank in any way relating to or arising out of this Agreement or any other Loan Documents (including, without limitation, the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings or in any workout or restructuring), or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Bank, in its capacity as such, in any way relating to or arising out of (y) this Agreement or any other Loan Documents or any action taken or omitted by the Bank hereunder or thereunder, and (z) any Environmental Complaint in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

         11.3 Holidays.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Revolving Credit Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         11.4 Notices; Lending Offices.

            Any notice, request, demand, direction or other communication (for purposes of this Section 11.4 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule A hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.4. Any Notice shall be effective:

                    (i) In the case of hand-delivery, when delivered;

                    (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                    (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                    (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                    (v) In the case of electronic transmission, when actually received;

                    (vi) If given by any other means (including by overnight courier), when actually received.

         11.5 Intentionally Omitted.

         11.6 Intentionally Omitted.

         11.7 Severability.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8 Governing Law.

            This Agreement is made subject to the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws principles.

         11.9 Prior Understanding.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         11.10 Duration; Survival.

            All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Bank, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitment and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, survive payment in full of the Loans and termination of the Commitment.

         11.11 Successors and Assigns; Joinder of a Bank.

                    (i) This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Borrower and their respective successors and assigns, except that Borrower shall not have the right to assign or transfer any of its rights and Obligations hereunder or any interest herein. The Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by the Bank to an Affiliate of the Bank and
(2) any assignment by the Bank to a Person other than an Affiliate of the Bank may not be made in amounts less than the lesser of $5,000,000. In the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory hereunder, the Commitment shall be adjusted accordingly, and upon surrender of any Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment retained by it hereunder. In the case of a participation, all of the Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by Borrower hereunder or thereunder shall be determined as if the Bank had not sold such participation.

                    (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower its customary form of certificate relating to federal income tax withholding. The Bank may furnish any publicly available information concerning any Borrower or its Subsidiaries and any other information concerning Borrower or its Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.2 [Confidentiality].

                    (iii) Notwithstanding any other provision in this Agreement, the Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, the Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

         11.12 Confidentiality.

            11.12.1 General.

                  The Bank agrees to keep confidential all information obtained from Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with its capacities under this Agreement and for the purposes contemplated hereby. The Bank shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated above, and prospective assignees and participants, provided that prior to such disclosure, such parties agree to be bound by this undertaking of confidentiality set forth in this Section 11.12, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available and is not reasonably known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 11.12.1 shall not include, and the Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar items that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.

            11.12.2 Sharing Information With Affiliates of the Banks.

                  Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and Borrower hereby authorizes the Bank to share any information delivered to the Bank by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such Subsidiary or Affiliate of the Bank, it being understood that any such Subsidiary or affiliate of the Bank receiving such information shall be bound by the provisions of Section 0 as if it were the Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         11.13 Counterparts.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.14 Bank's Consent.

            Whenever the Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         11.15 Exceptions.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         11.16 WAIVER OF JURY TRIAL.

            EACH OF THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COLLATERAL, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, TO THE FULLEST EXTENT PERMITTED BY LAW. BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY

OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND THE LOAN DOCUMENTS AND MAKE THE LOANS.

         11.17 JURISDICTION & VENUE.

            BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT THE ADDRESSES PROVIDED FOR IN SCHEDULE A AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW. BORROWER IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR ANY LACK OF JURISDICTION OR VENUE THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.


12. COORDINATION WITH EXISTING FACILITY.

            THE BANK AND THE BORROWER ACKNOWLEDGE AND AGREE THAT IT IS THE INTENT OF THE PARTIES THAT THE REPRESENTATIONS, WARRANTIES, COVENANTS AND DEFAULTS SET FORTH IN SECTION 6.1, 8.1, 8.2, 8.3 AND SECTION 9.1, RESPECTIVELY ARE INTENDED TO BE SUBSTANTIALLY THE SAME AS THE COROLLARY PROVISIONS OF THE EXISTING FACILITY AS PRESENTLY IN EFFECT AND AS THE SAME MAY BE MODIFIED IN THE FUTURE. ACCORDINGLY, TO THE EXTENT THAT ANY COROLLARY REPRESENTATION, WARRANTY, COVENANT OR DEFAULT SET FORTH IN THE EXISTING FACILITY IS AMENDED, RESTATED, REPLACED, DELETED OR IN ANY OTHER RESPECT MODIFIED, OR IF COMPLIANCE WITH ANY SUCH COROLLARY PROVISION IS WAIVED, OR DEPARTURE FROM ITS TERMS ARE CONSENTED TO, BY THE REQUISITE LENDERS UNDER THE EXISTING FACILITY IN ACCORDANCE WITH THE TERMS OF THE EXISTING FACILITY, THEN SUCH MODIFICATION, WAIVER OR CONSENT, AS THE CASE MAY BE, SHALL BE DEEMED BINDING ON THE BANK WITH RESPECT TO THE ENFORCEMENT OF THE COROLLARY PROVISION UNDER THIS AGREEMENT, WHETHER OR NOT THE BANK (AS A LENDER UNDER THE EXISTINF FACILITY)

HAS AGREED TO ANY SUCH MODIFICATION, OR JOINED IN ANY SUCH WAIVER OR CONSENT, AND THIS AGREEMENT SHALL BE DEEMED AMENDED MUTADIS MUTANDIS TO REFLECT SAID DEEMED BINDING MODIFICATION.


                            [SIGNATURE PAGES FOLLOW]

            [SIGNATURE PAGE TO $20,000,000 REVOLVING CREDIT FACILITY]


         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

                                            BORROWER:

ATTEST:                                     NEW JERSEY RESOURCES CORPORATION


___________________________________         By:___________________________[Seal]

Name:______________________________         Name:_______________________________

Title:_____________________________         Title:______________________________

            [SIGNATURE PAGE TO $20,000,000 REVOLVING CREDIT FACILITY]


                                                 CITIZENS BANK OF MASSACHUSETTS,


                                                 By:____________________________

                                                 Name:__________________________

                                                 Title:_________________________

                                   SCHEDULE A

                                NOTICE ADDRESSES

BORROWER:

New Jersey Resources Corporation
1415 Wyckoff Road
Wall, New Jersey 07719
Attention:  Dennis Puma
Telephone:  (732) 938-1229
Telecopy:  (732) 938-2620

BANK:

Citizens Bank of Massachusetts
28 State Street
Boston, Massachusetts  02109
Attention:  Michael Ouellet
Telephone:  (617) 994-7034
Telecopy:  (617) 263-0439

                             EXHIBIT "LOAN REQUEST"


TO:      Citizens Bank of Massachusetts ("Bank")
         28 State Street
         Boston, MA 02109
         Telephone No.: (617) ___________
         Telecopier No.: (617 ___________
         Attention:  _______________________

FROM:    New Jersey Resources Corporation (the "Borrower")

RE: Credit Agreement (as it maybe amended, restated, modified or supplemented, the "Agreement") dated as of November ___, 2004 by and between the Borrower and the Bank

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A. Pursuant to Section 2.3 of the Agreement, the undersigned Borrower irrevocably requests check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1.(a)    _____    A new Revolving Credit Loan
                           OR
         _____    Renewal of the Euro-Rate Option applicable to an outstanding
                  _________ Revolving Credit Loan originally made on __________,
                           OR
         _____    Conversion of the Base Rate Option applicable to an
                  outstanding __________ Revolving Credit Loan originally made on ___________, to a Loan to which the Euro-Rate Option applies,
                           OR
         _____    Conversion of the Euro-Rate Option applicable to an
                  outstanding _____________ Revolving Credit Loan originally made on _____________, to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line].

1.(b)(i) ____     Under the Base Rate Option. Such Loan shall have a Borrowing
                  Date of _____________ - (which date shall be (i) one (1)
                  Business Day after the Business Day of receipt by the Bank by
                  10:00 a.m. of this Loan Request for making a new Revolving
                  Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to
                  which the Euro-Rate Option applies is being converted to a
                  Loan to which the Base Rate Option applies).
                                    OR
(ii) ____         Under the Euro-Rate Option. Such Loan shall have a Borrowing
                  Date of _____________ (which date shall be (1) three (3)
                  Business Days after the Business Day of receipt by the Bank by 10:00 a.m. of this Loan Request for making a new Revolving
                  Credit Loan to which the Euro-Rate Option applies, renewing a Loan to which the Euro-Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Euro-Rate Option applies.

         2. Such Loan is in the principal amount of U.S. $_______ or the principal amount to be renewed or converted is U.S. $________ (for Revolving Credit Loans under Section 2.3 not to be less than $________ and in increments of $_________ for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $__________ or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies).

         3. [Complete blank below if the Borrower is selecting the Euro-Rate Option]: Such Loan shall have an Interest Period of [one, two, three or six] Months.

B. As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto), the Borrower has performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Borrower in the Agreement and in the other Loan Documents are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to Borrower or any of its Subsidiaries.

                            [SIGNATURE PAGE FOLLOWS]

                     [SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

The undersigned certifies to the Agent as to the accuracy of the foregoing.


                                            NEW JERSEY RESOURCES CORPORATION,
                                            a New Jersey corporation


Date: ________________                      By:  _______________________________
(SEAL)
                                            Name: ______________________________
                                            Title: _____________________________

                                 EXHIBIT "NOTE"
                          FORM OF REVOLVING CREDIT NOTE

$__________________                                           __________________
                                                              __________________
,200


         FOR VALUE RECEIVED, the undersigned, NEW JERSEY RESOURCES CORPORATION, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of Citizens Bank of Massachusetts (the "Bank"), the lesser of (i) the principal sum of__________________ Dollars (U.S. $___________), or (ii) the
aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to the Revolving Credit Facility Agreement, dated as of November ___, 2004, between the Borrower and the Bank (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Boston time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

         Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Bank pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

         Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Bank located at 28 State Street, Boston, Massachusetts 02109, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

         This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

         This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to its conflicts of law principles.

         All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.


                            [SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE 1 OF 1 TO REVOLVING CREDIT NOTE]


         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

                                    NEW JERSEY RESOURCES CORPORATION,
                                    a New Jersey corporation


                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________